Exhibit 99
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                                          SUBSIDIARIES OF THE COMPANY
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
                                                             State/Jurisdiction     Direct
                                                             Incorporation          Stock
                                                                                    Ownership

          The West Company, Incorporated                     Pennsylvania           Parent Co.
             Paco Pharmaceutical Services, Inc.              Delaware               100.0
               Paco Packaging, Inc.                          Delaware               100.0
               Paco Technologies, Inc.                       Delaware               100.0
               Paco Laboratories, Inc.                       Delaware               100.0
               Charter Laboratories, Inc.                    Delaware               100.0
               Paco Puerto Rico, Inc.                        Delaware               100.0
             Citation Plastics Co.                           New Jersey             100.0
                The West Company of Puerto Rico, Inc.        Delaware               100.0
             TWC of Florida, Incorporated                    Florida                100.0
             Senetics, Inc.                                  Colorado               100.0
             West International Sales Corporation            U.S. Virgin Islands    100.0
             The West Company of Delaware, Inc.              Delaware               100.0
              The West Company de Colombia, S.A.             Colombia                52.1 (1)
              The West Company Holding GmbH                  Germany                100.0
               The West Company Deutschland GmbH             Germany                100.0
                Pharma-Gummi Beograd                         Yugoslavia              84.7 (2)
                The West Company Hispania, S. A.             Spain                   82.1
                The West Company (Custom &                   Germany                100.0
                Specialty Services) GmbH
                   Schubert Seals A/S                        Denmark                100.0
                   The West Company Italia S.R.L.            Italy                   95.0 (3)
                   The West Company France S.A.              France                 99.99 (4)
               The West Company (Mauritius) Ltd.             Mauritius              100.0
                The West Company (India) Private Ltd.        India                  100.0
             The West Company Group Ltd.                     England                100.0
              The West Company (UK) Ltd.                     England                100.0
             The West Company Argentina S.A.                 Argentina              100.0
             The West Company Brasil S.A.                    Brasil                 100.0

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             The West Company Venezuela C.A.                 Venezuela              100.0
             The West Company Singapore Pty. Ltd.            Singapore              100.0
             The West Company Australia Pte. Ltd.            Australia              100.0
             West Company Korea Ltd.                         Korea                  100.0



          (1)  In addition, 46.16 %  is owned directly by The  West Company, Incorporated; 1.55%  is held in treasury by The West Company De Colombia S.A..
          (2)  Affilated company accounted for on the cost basis.
          (3)  In addition, 5 % is owned directly by The West Company, Incorporated;
          (4)  In addition, .01% is owned directly by 9 Individual Shareholders.

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